EXHIBIT 99.1
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                                  NEWS RELEASE
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NORTH AMERICAN GALVANIZING & COATINGS, INC.
2250 EAST 73RD STREET    SUITE 300   TULSA, OK 74136
(918) 494-0964    FAX: (918) 494-3999

FOR IMMEDIATE RELEASE
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Contact: Beth B. Hood   Phone: (918) 524-1512


                      NORTH AMERICAN GALVANIZING & COATINGS
                             APPOINTS NEW DIRECTORS

   TULSA, OKLAHOMA, June 23, 2005 - North American Galvanizing & Coatings, Inc. (AMEX: NGA) announced today the appointment of Frank H. Menaker, Jr. and T. Stephen Gregory to the Company's Board of Directors, bringing the total number directors to eight.

   Chairman of the Board, Joseph J. Morrow said, "The appointments of Messrs. Menaker and Gregory as independent directors to fill existing vacancies adds significant industry experience and governing strength to the Company's Board of Directors. Mr. Menaker has agreed to serve on the Audit Committee and Mr. Gregory will serve on the Compensation Committee."

   Mr. Menaker, 64, is Senior Vice President and General Counsel for Lockheed Martin Corporation in Bethesda, Maryland, where he is responsible for supervising the Corporation's legal department and the office of the corporate secretary. He joined the legal department of Martin Marietta Corporation in 1970, rising to the post of Vice President and General Counsel. Following the merger of Martin Marietta and Lockheed Corporation in 1995, he was elected Senior Vice President and General Counsel.

   Mr. Menaker is a Past Chair of the ABA Public Contract Law Section, a member of the Board of Directors of the National Chamber Litigation Center and the Atlantic Legal Foundation, and member of the Steering Committee for Human Rights First. He is a trustee of McDaniel College in Westminster, Maryland. He is a member of the Board of Directors of the Martin Marietta Materials Corporation of Raleigh, NC.

   Mr. Gregory, 54, is the Chairman and Chief Executive Officer of the privately-owned Gregory Industries, Inc., in Canton, Ohio, established in 1896. Through its wholly owned subsidiary, Gregory Highway Products, it is a manufacturer of continuously galvanized, roll-formed products for the highway industry. Following a period of military service, he joined Gregory Industries in 1971, rising to the post of chief executive officer. Mr. Gregory currently serves on the Board of Directors of the Aultman Health Foundation in Canton, Ohio and the Board of Advisors for the Kent State University Office of Corporate and Community Services. In February 2005, the Company purchased Gregory Industries hot-dip galvanizing assets, allowing Gregory to concentrate on its core business serving the highway industry.



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   North American Galvanizing is a leading provider of hot-dip galvanizing and coatings for corrosion protection of fabricated steel products. The Company conducts its galvanizing and coating business through a network of plants located in Canton, Denver, Hurst (Dallas/Fort Worth), Houston, Kansas City, Louisville, Nashville, St. Louis and the Tulsa area. Hot-dip galvanizing provides metals corrosion protection for many product applications used in commercial, construction and industrial markets. Our home page is: www.nagalv.com.

     CAUTIONARY STATEMENT. This press release may contain statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. securities laws. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from such forward-looking statements and management's present expectations or projections. These risks and uncertainties include the risk factors described in the Company's SEC filings including the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2005.



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